UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 30, 2014

Asterias Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55046	46-1047971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Constitution Drive
Menlo Park, California 94025
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may, “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements.  Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in periodic reports filed by Asterias Biotherapeutics, Inc. with the Securities and Exchange Commission under the heading “Risk Factors” and other filings that Asterias may make with the Securities and Exchange Commission.  Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change.  Except as required by law, Asterias disclaims any intent or obligation to update these forward-looking statements.

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01	Changes In Registrant’s Certifying Accountant

On June 30, 2014, KPMG LLP (“KPMG”) acquired certain assets of ROTHSTEIN-KASS, P.A. (d/b/a Rothstein Kass & Company, P.C.) and certain of its affiliates (“Rothstein Kass”), our independent registered public accounting firm. As a result of this transaction, Rothstein Kass is no longer providing accounting and audit services and on June 30, 2014 Rothstein Kass resigned as our independent registered public accounting firm.  On July 7, 2014 our Board of Directors approved the engagement of OUM & Co. LLP (“OUM”) as our new independent registered public accounting firm.

OUM is a leading California-based accounting firm that audits many small public companies and private companies, including biotechnology companies.

The audit reports of Rothstein Kass on our consolidated financial statements for the year ended December 31, 2013 and for the period September 24, 2012 (inception) to December 31, 2012 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended December 31, 2013 and for the period September 24, 2012 (inception) to December 31, 2012, and through the subsequent interim period preceding Rothstein Kass’ resignation, there were no disagreements between us and Rothstein Kass on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Rothstein Kass would have caused them to make reference thereto in their reports on our financial statements for such years.

During the fiscal year ended December 31, 2013 and for the period September 24, 2012 (inception) to December 31, 2012, and through the subsequent interim period preceding Rothstein Kass’ resignation, there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal year ended December 31, 2013 and for the period September 24, 2012 (inception) to December 31, 2012, and through the subsequent interim period preceding OUM’s engagement, we did not consult with OUM on either (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that may be rendered on our financial statements, and OUM did not provide either a written report or oral advise to us that OUM concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K.

We have provided Rothstein Kass a copy of the disclosures in this Form 8-K and we have requested that Rothstein Kass furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with the statements contained in this Report.  A copy of the letter dated July 7, 2014 is filed as Exhibit 16.1 to this Form 8-K.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
16.1	Letter from Rothstein Kass to the Securities and Exchange Commission dated July 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTERIAS BIOTHERAPEUTICS, INC.

Date: July 7, 2014	By:	/s/ Robert W. Peabody
Chief Financial Officer

Exhibit Number	Description
16.1	Letter from Rothstein Kass to the Securities and Exchange Commission dated July 7, 2014.